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                           Exhibit 99.4

            ASSIGNMENT AND STOCK TRANSFER AGREEMENT


     THIS ASSIGNMENT AND STOCK TRANSFER AGREEMENT is entered

into this 31st day of  December, 1991, by and between PHILIPS

INTERACTIVE MEDIA CORP., a Delaware corporation ("PHILIPS"),

One Philips Drive, Knoxville, TN  37914-1810 and CAPITOL

MULTIMEDIA, INC. (formerly CAPITOL VIDEO COMMUNICATIONS, INC.)

("CMI"), a Delaware corporation, 2121 Wisconsin Avenue, N.W.,

Washington, DC  20007.

     WHEREAS, the parties hereto executed a certain joint

venture agreement entitled Capitol Disc Interactive Joint

Venture Agreement, effective as of July 10, 1989, and attached hereto as Exhibit A, and incorporated herein by this reference

("the Joint Venture Agreement");

     WHEREAS, the Joint Venture Agreement has governed the

relationship of the parties in their joint effort to create a business of producing and marketing information systems with hardware and interactive software in the compact disc

interactive format to institutional and professional users;

     WHEREAS, CMI has entered into a certain Letter of Intent

with Noble Investment Co. of Palm Beach (hereinafter the

"Underwriter") dated November 7, 1991, and anticipates

executing a firm Underwriting Agreement sometime in early

1992, to effectuate an initial public offering of its stock,

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the capital of which will be used to expand its CD-I Division

(the "Public Offering");

     WHEREAS, in light of the Public Offering the parties

hereto believe the business of the joint venture would be

better served were it part of CMI's CD-I Division rather than as an independent business and accordingly desire to terminate the joint venture and recast their relationship;

     WHEREAS, in furtherance of that desire, Philips will

transfer, as of December 31, 1991, all of its rights, title

and interest in and to the assets, properties and rights of

every description in the joint venture to CMI;

     WHEREAS, in consideration of said transfer, CMI shall

among other things (i) continue the business of the joint

venture as part of CMI's CD-I Division, (ii) assume the

payment and discharge of all liabilities and obligations of

Philips in connection with the joint venture, except as may be specifically excluded herein, (iii) issue  Philips fifteen

percent (15%) of the common stock of CMI as of a certain date and subject to the provisions set forth herein; and (iv) grant

Philips the right to designate for election one Board member on the Board of CMI; and

     WHEREAS, in consideration of this restructured

relationship Philips further agrees that CMI will continue to be the primary provider for Philips for CD-I programs in the institutional and professional market in the United States,

pursuant to the nonexclusive arrangement set forth

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in Sections 2(c) and 2(d) of the Joint Venture Agreement; as

provided in Article 4 of this Agreement

     NOW, THEREFORE, in consideration of the foregoing, and of

other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Philips and CMI hereby agree as follows:



                          ARTICLE I.

                          ASSIGNMENT

     1.1  As of December 31, 1991, Philips hereby assigns,

transfers, sets over and delivers to CMI, its successors and assigns, all of its right, title and interest in and to all of the assets and liabilities of the joint venture as established by the Joint Venture Agreement excluding the employment

agreement of John Gray, which will remain in effect as

negotiated between Philips and John Gray (hereinafter the

"Property"); and to have and to hold the Property hereby

assigned, transferred, set over and delivered or intended so to be unto CMI, its successors and assigns forever.

     1.2  Philips hereby covenants and agrees with CMI, and

its successors and assigns, to execute, acknowledge and

deliver such further conveyances and instruments or documents and to do such further acts as may be necessary or appropriate to assure CMI, and its successors and assigns, all Philips'

right, title and interest in and to the

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Property hereby assigned, transferred, set over and delivered or intended so to be, to aid and assist CMI in collecting and reducing to possession any and all of the Property hereby

assigned, transferred, set over and delivered or intended so to be, or in connection with the settlement of any obligations or liabilities to Philips.

     1.3  Philips hereby assigns to CMI all rights, powers and

privileges of Philips in and to all the covenants and

warranties by others heretofore given or made in respect of

any and all of the Property and substitutes CMI in its name,

place and stead.

     1.4  Philips hereby constitutes and appoints CMI its true

and lawful attorney, with full power of substitution, for it and in its name and stead, but on behalf of and for the

benefit of CMI:

          1.4.1  to demand, receive and collect from time to

time any and all monies, credits, claims or rights due or to become due relating to the Property hereby assigned,

transferred, set over and delivered or intended so to be, by this Agreement or by any other instruments of conveyance or

assignment from Philips to CMI, and to give receipts and

releases for and in respect of the same or any part thereof;

          1.4.2  to collect, for the account of CMI, all

receivables and other items of Philips transferred to CMI as provided herein and to endorse in the name of Philips or in

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the name of CMI any checks received on account of any such

receivables or other items;

          1.4.3  [Intentionally omitted]

          1.4.4  to collect, assert, protect and enforce any

claim, right, title, debt, account or interest of any kind in or to any of the Property and to defend, compromise, settle

and release any and all claims, actions, suits or proceedings in relation thereto; and

          1.4.5  to do all such further and other acts and

things in relation to the Property as CMI shall deem

desirable.

          1.4.6  Philips hereby declares that the appointment

made and the powers granted by this paragraph are coupled with an interest and are and shall be irrevocable by Philips and

shall extend to CMI's successors and assigns.  Philips will

transfer and deliver to CMI any cash or other property that

Philips may receive in respect of any items transferred to CMI as provided herein.

     1.5  CMI accepts the assignments and transfers set forth

herein and in consideration thereof, assumes and agrees to

pay, perform and discharge all the liabilities and obligations of Philips in connection with the Joint Venture of every kind and description, whatsoever, except as may be excluded herein,

whether fixed or contingent, known or unknown, including the satisfaction of any judgment, order

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or decree which may be entered against Philips in any pending suit.

     1.6  CMI agrees that (a) Article 2 of the Uniform

Commercial Code as in effect in the applicable jurisdiction

will not apply to any goods transferred and waives any rights thereunder, except for those rights with respect to which such waiver is expressly prohibited; (b) to accept such assets,

property and rights in an "as is" condition, and that no

representations or warranties shall have been made by Philips of such assets, property, or rights as to title to, or to the physical condition, fitness for a particular use,

merchantability, or state of repair of the assets, property or rights conveyed; and (c) to be bound by all covenants, terms,

conditions, or provisions pertaining to the assets, property,

and rights stated herein.



                          ARTICLE II.

                        STOCK TRANSFER

     2.1  CMI shall issue and deliver to Philips, within a

reasonable time after the Public Offering, anticipated to

commence and be completed sometime in the first quarter of

1992 by the Underwriter, a stock certificate representing that numerical amount of common stock in CMI necessary to give

Philips a fifteen percent (15%) interest in the common stock of CMI at the conclusion of the Public Offering.  Philips' 15%

interest will be calculated after taking into

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account the common stock (but not the warrants) sold in the public offering but can be diluted, pro rata, with all

existing CMI shareholders by the following events:

     (a) exercise of outstanding warrants held by Philips'

sister corporation, Philips Interactive Media of America,

Corp. ("PIMA");

     (b) exercise of outstanding warrants held by existing

shareholders prior to the Public Offering;

     (c) exercise of warrants offered in the Public Offering;

     (d) exercise of Warrants given to Underwriter as

compensation for Public Offering;

     (e) exercise of over-allotment option given to

Underwriter as part of Public Offering;

     (f) any future stock or warrants sold, transferred,

or allocated as part of an employee stock option plan in CMI or pursuant to an employment agreement with CMI; and

     (g) any future stock or warrants sold or otherwise

transferred in CMI that will increase the number of shares

issued and outstanding.

          2.2  Philips' assignment of its interest in the

joint venture to CMI shall be subject to the condition

subsequent of CMI's delivery of its stock as set forth in 2.1.

          2.3  The transfer of the stock from CMI to Philips

pursuant to this Agreement will vest good and valid title to said stock to Philips, as of December 31, 1991, free and

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clear of all liens, encumbrances, restrictions and claims of any kind and nature except (i) such as may be imposed under

Delaware corporate law, (ii) such as may be imposed under the

Securities Act of 1933 with specific reference to Rule 144,

and (iii) such as is imposed by the Underwriter as part of the

Public Offering which restriction will preclude Philips from selling its stock in the public market for a period of twelve months from the effective date of the Public Offering.

Philips' signature below shall serve as evidence that it

agrees to be bound by said restrictions and further agrees

that its stock shall have a legend thereon evidencing said

restrictions.

          2.4  CMI shall also pay to Philips an amount equal

to fifty percent of the amount of money listed as an accounts payable to Philips as stated in the Joint Venture's Balance

Sheet as of December 31, 1991.  CMI shall pay said principal amount in nine equal monthly installments plus interest

beginning April 1, 1992 and ending December 1, 1992.  Said

obligation shall bear interest at prime which prime rate shall be the prime rate at large U.S. money center commercial banks as listed in the Wall Street Journal in the column entitled

"Money Rates."

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                         ARTICLE III.

                         BOARD MEMBERS

          3.1  Each year Philips shall have the right to

nominate for election one Board member to CMI's Board

representing Philips' Interest in CMI.  As of December 31,

1991, Bernard S. Luskin, President of PIMA, shall fill the

Board seat allocated to Philips and approved by the current

shareholders of CMI at CMI's annual shareholder meeting of

December 3, 1991.

          3.2  From the effective date of the Public Offering

for a period of five years, Philips agrees to vote its shares in favor of the Underwriter's nomination for election of one

Board Member to CMI's Board representing the Underwriter's

interest.



                          ARTICLE IV.

                    JOINT VENTURE AGREEMENT

          4.1  As of December 31, 1991, the Joint Venture

Agreement shall terminate, except that the agreement that CMI shall be the primary provider for Philips* of CD-I programs in the institutional and professional markets in the United

States set forth in Sections 2(c) and 2(d) of the Joint

Venture Agreement shall remain in force, and the Joint



* which shall for the purposes of this Article 4 be defined as the Professional Interactive Media
          Systems Department of Philips Consumer Electronics
          Company.

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Venture Agreement shall survive this Agreement and the

delivery of stock contemplated herein to the extent necessary to define CMI's role as primary provider.



                          ARTICLE V.

                         MISCELLANEOUS

          5.1  Number and Gender.  The terms and words used in

this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any

other number, singular or plural, and any other gender,

masculine, feminine or neuter, as the context or sense of this

Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

          5.2  Severability.  This Agreement is intended to be

performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdiction in which the Corporation is organized or

qualified to do business.  If any provision of this Agreement,

or the application thereof to any person or circumstance shall fail for any reason and to any extent, be invalid or

unenforceable, the remainder of this Agreement and the

application of such provision to other persons or

circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

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          5.3  Captions.  Any paragraph title or captions

contained in this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

          5.4  Counterparts.  This Agreement may be executed

in any number of counterparts, each of which, but all of which together, shall constitute only one Agreement.

          5.5  Waiver.  Failure of either party to complain of

any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a

waiver by such party of any of its rights hereunder.  No

waiver by any party at any time, express or implied, of any

breach of any provision of this Agreement shall be deemed a

waiver of breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other

provision hereunder.  If any act or omission by any party

shall require the consent or approval of another party, such consent or approval of such act or omission on any one

occasion shall not be deemed a consent to or approval of said act or omission on any subsequent occasion or consent to or

approval of any other act or omission on the same or any

subsequent occasion.

          5.6  Assignment and Binding Effect.  Philips shall

have the right to assign the CMI stock it receives pursuant to this Agreement to PIMA without CMI's consent, provided PIMA

agrees to be bound by the terms and conditions of this

Agreement.  Philips shall not assign its obligation to honor

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CMI as its primary provider as set forth in Article IV without

CMI's prior consent.

          5.7  Entire Agreement.  This Agreement and the

Exhibit attached hereto embody the entire agreement among the parties in connection with the transaction embodied herein and supersedes all prior agreements, understandings and

communications of any nature whatsoever except as may be set forth in Article IV herein, and there are no oral or parole

agreements existing between the parties relating to this

transaction which are not expressly set forth herein and

covered hereby.  This Agreement may not be modified, except in writing signed by all parties.

          IN WITNESS WHEREOF, the parties hereto have caused

this Assignment and Stock Transfer Agreement to be duly

executed as of the day and year first above written.



ATTEST                   PHILIPS INTERACTIVE
                              MEDIA CORP.



__________________________    By:________________________


ATTEST                   CAPITOL MULTIMEDIA, INC.,
                              (formerly Capitol Video
                              Communications, Inc.)


                              By:________________________

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_________________________     By:________________________


                         :
                         :
                         :


          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Gerald S. Calabrese, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Vice President for Philips Interactive Media Corp., a Delaware corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein set forth.

          GIVEN UNDER MY HAND AND SEAL of office, this 16th day of January, 1991.



                              ______________________________
                                      NOTARY PUBLIC

My Commission expires:   My commission expires May 23, 1994


WASHINGTON               :
                         :
DISTRICT OF COLUMBIA     :


          BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Robert Bogin, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President for Capitol Multimedia, Inc. (formerly Capitol Video Communications, Inc.), a Delaware corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein set forth.

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          GIVEN UNDER MY HAND AND SEAL of office, this 17th
day of January, 1992.



                              ______________________________
                                       NOTARY PUBLIC

My Commission expires:   4-30-94